EXHIBIT 99.1

Tanger Outlets Provides COVID-19 Update
Draws Line of Credit and Withdraws Guidance
Defers Planned Capital Investments
GREENSBORO, NC March 31, 2020/PR Newswire/ - Tanger Factory Outlet Centers, Inc. (NYSE: SKT) today issued the following statement regarding the ongoing COVID-19 pandemic.
“During these unprecedented times, our top priority is the health and well-being of our team members, shoppers, tenants and the communities we serve. In recent weeks, our parking lots have been used for Red Cross blood drives, food collection sites, curbside food pickup and as staging areas for law enforcement and emergency medical services. It is our intention to contribute to helping the country heal, and to position Tanger for the future. Together, we will get through this. We look forward to being able to welcome back our tenants and shoppers,” said Steven B. Tanger, Chief Executive Officer. “From a financial perspective, we entered 2020 with one of the strongest balance sheets in our peer group and no borrowings outstanding under our lines of credit. Liquidity and capital preservation are critical in times of uncertainty.”
As a result of the COVID-19 pandemic, most of the stores in the Company’s outlet centers are currently closed, with many having already been so for two full weeks. Operations in more than half of Tanger Outlet Centers are restricted by order of the local and state authorities, and additional orders are expected. The situation continues to evolve rapidly, and the Company has limited visibility into the duration and magnitude of the pandemic. Given this level of uncertainty regarding the impact to its business, Tanger is withdrawing its 2020 guidance.
To increase liquidity, preserve financial flexibility and help ensure that the Company is able to meet its obligations for a sustained period of time until there is more clarity regarding the impact of the pandemic, Tanger has drawn down substantially all of its capacity under its $600 million unsecured lines of credit. The Company has also taken steps to reduce cash outflows, including the reduction or deferral of certain operating and general and administrative expenses, as well as the deferral of the Nashville project and certain other planned capital expenditures.
Tanger intends to pay its first quarter 2020 dividend, which was declared in January, as scheduled on May 15, 2020. The Board of Directors plans to evaluate the payment and rate of any subsequent dividends quarterly. The Company expects to remain in compliance with REIT taxable income distribution requirements for the 2020 tax year.
About Tanger Factory Outlet Centers, Inc.
Tanger Factory Outlet Centers, Inc. (NYSE: SKT), is a publicly-traded REIT headquartered in Greensboro, North Carolina that presently operates and owns, or has an ownership interest in, a portfolio of 39 upscale outlet shopping centers. Tanger's operating properties are located in 20 states and in Canada, totaling approximately 14.3 million square feet, leased to over 2,800 stores which are operated by more than 510 different brand name companies. The Company has more than 39 years of experience in the outlet industry. Tanger Outlet Centers continue to attract more than 181 million visitors annually. For more information on Tanger Outlet Centers, call 1-800-4TANGER or visit the Company's website at www.tangeroutlets.com.
Safe Harbor Statement
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "will," "forecast" or similar expressions, and include the Company's expectations regarding its financial results and the assumptions used to forecast such expected results, the likelihood of additional government orders related to the COVID-19 pandemic, the Company’s ability to reduce capital expenditures and other expenses, the duration and magnitude of the COVID-19 pandemic, impacts to the Company’s business and operations as a result of the COVID-19 pandemic, the availability of financial flexibility for a sustained period of time, payment of the dividend for the first quarter of 2020 and beyond and compliance with REIT income distribution requirements.
You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Important factors which may cause actual results to differ materially from current expectations include, but are not limited to: risks related to the ongoing COVID-19 pandemic; our inability to develop new outlet centers or expand existing outlet centers successfully; risks related to the economic performance and market value of our outlet centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our dispositions of assets may not achieve anticipated results; competition for the acquisition and development of outlet centers, and our inability to complete outlet centers we have identified; the bankruptcy of one or more of the retailers in our centers; the fact certain of our lease agreements include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence, public health crises and threats to public safety; our dependence on rental income from real property; our dependence on the results of operations of our retailers; the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; uncertainty relating to the potential phasing out of LIBOR; our potential failure to qualify as a REIT; our legal obligation to make distributions to our shareholders; legislative or regulatory actions that could adversely affect our shareholders; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism and other important factors set forth under Item 1A - "Risk Factors" in the Company's and the Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2019, as may be updated or supplemented in the Company's Quarterly Reports on Form 10-Q and the Company's other filings with the SEC. Accordingly, there is no assurance that the Company's expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company's Current Reports on Form 8-K that the Company files with the SEC.

Investor Contact Information	Media Contact Information

Cyndi Holt	Quentin Pell
VP, Investor Relations	VP, Corporate Communications & Enterprise Risk Management
336-834-6892	336-834-6827
Cyndi.holt@tangeroutlets.com	Quentin.pell@tangeroutlets.com